Exhibit 99.1

KULR TECHNOLOGY GROUP TO DEMONSTRATE KULR VIBE AT THE 2023 AUTONOMOUS VTOL TECHNICAL MEETING AND ELECTRIC VTOL SYMPOSIUM ON JANUARY 24-26, 2023

SAN DIEGO / GLOBENEWSWIRE / January 23, 2023 / KULR Technology Group, Inc. (NYSE American: KULR) (the "Company" or "KULR"), a leading energy management platform company accelerating the global transition to a sustainable electrification economy, today announced it will demonstrate its KULR VIBE suite of products and services at the 2023 Autonomous VTOL Technical Meeting and Electric VTOL Symposium on January 24-26, 2023 in Mesa, Arizona. KULR is a sponsor of the event, which is in its 10th year of leading presentations and interactive discussions in the latest advancements in electric vertical takeoff and landing (“eVTOL”) aircrafts, and the challenges that still remain. Invited presentations from all areas of eVTOL will be discussed, from researchers and leaders in academia, industry and government agencies from around the globe, and cover all-electric, hybrid-electric and hydrogen-electric propulsion systems.

KULR VIBE’s proven software is based on Artificial Intelligence with “learning” algorithms to reduce the vibration in current and next-gen technology in hundreds of applications, including aviation, transportation, renewable energy (wind), manufacturing, industrial, performance racing and autonomous aerial (drone) applications.

“Vibrations destroy everything,” said KULR’s President & COO, Keith Cochran. “Vibration issues never get better on their own; they destroy rotating components, critical electrical assemblies, induce wire chafing, cracking and fatigue of metal and composite structures, and cause loss of equipment and life. Removing vibrations increases battery efficiency resulting in longer flight time, increased payload capability and extended life of all rotating components.”

Customers may contact KULR at contact@kulrtechnology.com to schedule an onsite software demonstration and to learn how the KULR VIBE suite of products and services can be customized to address specific vibration issues.

About KULR Technology Group Inc.
KULR Technology Group Inc. (NYSE American: KULR) is a leading energy management platform offering proven solutions that play a critical role in accelerating the electrification of the circular economy. Leveraging a foundation in developing, manufacturing, and licensing next-generation carbon fiber thermal management technologies for batteries and electronic systems, KULR has evolved its holistic suite of products and services to enable its customers across disciplines to operate with efficiency and sustainability in mind. For more information, please visit www.kulrtechnology.com.

Safe Harbor Statement
This release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. This release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Form 10-K filed with the Securities and Exchange Commission on March 28, 2022. Forward-looking statements include statements regarding our expectations, beliefs, intentions, or strategies regarding the future and can be identified by forward-looking words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” and “would” or similar words. All forecasts are provided by management in this release are based on information available at this time and management expects that internal projections and expectations may change over time. In addition, the forecasts are entirely on management’s best estimate of our future financial performance given our current contracts, current backlog of opportunities and conversations with new and existing customers about our products and services. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

Investor Relations:
Tom Colton or John Yi
Gateway Group
Main: (949) 574-3860
KULR@gatewayir.com

Public Relations:
Robert Collins / Zach Kadletz / Anna Rutter
Gateway Group
Main: (949) 574-3860
KULR@gatewayir.com

Brokers and Analysts:
Chesapeake Group
Main: (410) 825-3930
info@chesapeakegp.com